Exhibit 99.1

NEWS

INVESTOR CONTACT:     (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT:     (800)796-8448

COUNTRYWIDE REPORTS MAY 2005 OPERATIONAL DATA
– SERVICING PORTFOLIO REACHES $937 BILLION –
– MORTGAGE LOAN PIPELINE SURPASSES $70 BILLION –
– TOTAL ASSETS AT COUNTRYWIDE BANK REACH $62 BILLION –

CALABASAS, CA (June 9, 2005) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended May 31, 2005. Highlights included the following:

•	Mortgage loan fundings for the month of May totaled $39 billion, an increase of 12 percent from last month and 22 percent higher than May 2004. Year-to-date mortgage loan fundings were $165 billion.

•	Monthly purchase volume reached $20 billion, representing a 17 percent increase from last month and a 36 percent increase from May 2004. Year-to-date purchase activity totaled $78 billion.

•	Adjustable-rate loan fundings of $22 billion in May were up 11 percent from the previous month and increased 38 percent from May 2004. Year-to-date adjustable-rate fundings totaled $90 billion.

•	Monthly home equity loan fundings increased by 4 percent from last month to $3.7 billion, and were 61 percent higher than May 2004, bringing year-to-date home equity production to $16 billion.

•	Nonprime loan fundings totaled $3.3 billion in May, an increase of 13 percent from the prior month and a 9 percent increase from May 2004. This brought year-to-date nonprime fundings to $16 billion.

•	Average daily mortgage loan application activity in May rose to $2.8 billion, an 8 percent increase from last month and a 43 percent increase from May 2004. The mortgage loan pipeline grew to $70.5 billion at May 31, 2005, driven in part by a decline in fixed-rate mortgage rates. The mortgage loan pipeline was 7 percent higher than last month and 42 percent higher than May 2004.

•	The mortgage loan servicing portfolio continued to rise, totaling $937 billion at the end of May 2005, an increase of $230 billion, or 33 percent, from May 2004.

(more)

Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders.
©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

2-2-2

•	Securities trading volume at Capital Markets reached $297 billion in May, a 17 percent increase over last month, and 2 percent higher than May 2004. Year-to-date securities trading volume totaled $1.4 trillion.

•	Total assets at Countrywide Bank grew 10 percent from the previous month to reach $62 billion at May 31, 2005, a 140 percent increase from May 2004.

•	Monthly net earned premiums at Balboa were $71 million, a 4 percent increase from last month and 16 percent higher than May 2004. Year-to-date net earned premiums totaled $338 million.

•	Subservicing volume at Global Home Loans was $111 billion at the end of May 2005, down 4 percent from last month and flat from May 2004.

“Countrywide achieved solid operational performance for the month of May,” said Stanford L. Kurland, President and Chief Operating Officer. “Mortgage loan fundings were a robust $39 billion, up from last month and May 2004, with much of the growth coming from home purchase fundings. Aided by a 26 basis point decline in fixed-rate mortgage rates during the month of May and a seasonal increase in purchase application activity, Countrywide’s average daily mortgage loan application volume rose 8 percent. As a result, the mortgage loan pipeline surpassed the $70 billion mark – a level not seen since 2003’s record year. May highlights also include the continued growth of the Bank, where assets reached $62 billion at month-end.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services prime and nonprime loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(tables follow)

Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders.
©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

3-3-3

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	May 31,	May 31,	May 31,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	21	20	103
Average Daily Mortgage Loan Applications	$2,773	$1,945	$2,434
Mortgage Loan Pipeline (loans-in-process)	$70,491	$49,675
Commercial Real Estate Loan Pipeline (loans-in-process)	$275	$—

Loan Fundings:
Consumer Markets Division	$11,895	$9,815	$50,924
Wholesale Lending Division	6,383	6,208	29,478
Correspondent Lending Division	14,448	11,986	60,030

Total Mortgage Banking	32,726	28,009	140,432
Capital Markets	713	1,875	5,532
Treasury Bank (2)	5,237	1,931	18,577

Total Mortgage Loan Fundings	38,676	31,815	164,541
Commercial Real Estate Fundings	335	—	1,011

Total Loan Fundings	$39,011	$31,815	$165,552

Loan Fundings in Units:
Consumer Markets Division	68,642	68,759	315,724
Wholesale Lending Division	31,153	34,247	150,711
Correspondent Lending Division	72,656	65,425	311,908

Total Mortgage Banking	172,451	168,431	778,343
Capital Markets	2,430	6,740	23,124
Treasury Bank (2)	41,036	21,779	152,086

Total Mortgage Loan Fundings in Units	215,917	196,950	953,553
Commercial Real Estate Units	23	—	58

Total Loan Fundings in Units	215,940	196,950	953,611

Mortgage Loan Fundings:
Purchase (3)	$19,759	$14,575	$77,892
Non-purchase (3)	18,917	17,240	86,649

Total Mortgage Loan Fundings	$38,676	$31,815	$164,541

Mortgage Loan Fundings by Product:
Government Fundings	$852	$1,235	$3,781
ARM Fundings	$21,684	$15,745	$89,912
Home Equity Fundings	$3,661	$2,272	$15,943
Nonprime Fundings	$3,312	$3,044	$16,054

MORTGAGE LOAN SERVICING (4)
Volume	$937,275	$706,943
Units	6,727,201	5,443,555
Subservicing Volume (5)	$27,526	$15,289
Subservicing Units	262,361	163,931
Prepayments in Full	$17,990	$17,593	$79,605
Bulk Servicing Acquisitions	$1,433	$1,563	$24,029
Portfolio Delinquency (%) — CHL (6)	3.44%	3.49%
Foreclosures Pending (%) — CHL (6)	0.39%	0.36%

(more)

4-4-4

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	May 31,	May 31,	May 31,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	830,477	574,524	3,901,548
Flood Determinations	306,636	214,494	1,384,659
Appraisals	102,056	58,912	436,501
Automated Property Valuation Services	591,654	456,663	2,826,451
Other	13,107	13,583	77,271

Total Units	1,843,930	1,318,176	8,626,430

CAPITAL MARKETS
Securities Trading Volume (7)	$296,724	$292,116	$1,379,517

BANKING
Assets Held by Treasury Bank (in billions)	$61.5	$25.6

INSURANCE
Net Premiums Earned:
Carrier	$56.6	$48.1	$266.0
Reinsurance	14.2	13.0	72.3

Total Net Premiums Earned	$70.8	$61.1	$338.3

GLOBAL OPERATIONS
Global Home Loans Subservicing
Volume (in billions)	$111	$111

Period-end Rates
10-Year U.S. Treasury Yield	4.00%	4.66%
FNMA 30-Year Fixed Rate MBS Coupon	5.02%	5.75%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.

(5)	Subservicing volume for other clients.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Division.

###